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                                                                  Exhibit 99.1

                                      [ENGLISH SUMMARY OF THE HEBREW ORIGINAL]




             SUMMARY OF AGREEMENT SIGNED ON FEBRUARY 4, 2004 BETWEEN

                     IES ELECTRONICS INDUSTRIES LTD. ET AL.

                                       AND

                           AROTECH CORPORATION ET AL.

It was agreed between the parties as follows:

1. With the signing of this agreement in full the deposit currently being held in trust by Adv. Reuven Bachar will be transferred to the trust of Adv. Eli Zohar in full. The deposit will be released to Arotech once CIBC has received the share allocation from IES, as outlined in paragraph 3.1 as follows: A copy of IES's irrevocable instructions to CIBC from IES informing Arotech of receipt of options into IES's account is attached as Appendix B.

2. IES will permanently give up the two deposits to Arotech currently being held in Wells Fargo Bank in Colorado, USA, at the balance of $112,114.06 as of January 22, 2004 once IES completes all the necessary paperwork for execution as outlined in Appendix C. IES agrees to cooperate in doing all that is necessary to accomplish this. If and to the extent that any part of the deposits is not released by the bank to Arotech [but instead to IES], IES will transfer to Arotech the released sum.

3. Arotech is obligated to pay all bank charges that IES has incurred for this bank transfer. Arotech will work at its earliest opportunity to replace IES as a party to an LC in connection with the Thai Army which the deposit has been used as collateral.


         3.1 Arotech will issue IES 450,000 shares of Arotech common stock, par value $0.01 each, registered for immediate trade.

         3.2 Share issue will be within three business days, as accustomed in normal business practice both in Israel and the USA, from the day of signing this agreement, via electronic transfer of the DWAC directly to IES's broker, as outlined in Appendix D. A copy of Arotech's instructions to the transfer agent will be sent to the IES together, with the opinion of Arotech's lawyer, Yaakov Har-Oz, Adv., to the transfer agent.

         3.3 In addition, Arotech will issue to IES a warrant to purchase 450,000 shares of common stock, par value $0.01 each, registered with the SEC within three business days as per normal business practice in Israel and the USA, to be exercisable until February 4, 2009 and registered for immediate trade. The exercise price per share is $1.91 per share, which was the closing price of Arotech's shares on the Nasdaq on December 29, 2003. Upon signing this agreement, IES accepts receipt of the option letter. See Appendix E. At any time when IES do trade their shares, they must send a copy of the instructions to Arotech, as well as to the SEC together with the opinion of Arotech's lawyer Yaakov Har-Oz, and then to IES's broker.


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         3.4      Upon signing of this agreement, IES will send a legal opinion;
                  see Appendix C confirming to the SEC the existence of the shares outlined in paragraph 3.1 and the options in paragraph 3.3.

4. As part of this agreement, IES retracts all claims previously raised against any or each of the defendants.

5. The obligations outlined above are a settlement only and will not create any precedent of any kind, and shall not constitute any type of admission by Arotech of the claims made by IES, whether in the context of litigation or otherwise.

6. Subject to fulfillment of the obligations outlined in this agreement, neither of the sides will have claim against the other, directors, managers or requests for confiscation of assets.

7. Should there be a breach of obligations from this agreement further than five working days from the day that the letter was sent by mail, the prosecuting side, within a reasonable amount of time can reduce a portion due to breach of contract with the exception of the following:
         Should a breach take place the other side has to return all that they have gained from this agreements and this he will not be allowed to offset what he received from the agreement against what he had to give up, and a arbitration process will take place as agreed in the arbitration meeting on 13.11.2003. It is hereby further clarified that only in the case of breach of clauses 3.1 and 3.2 of this agreement will the deposit be returned to Adv. Reuven Bachar.

8. For the avoidance of doubt, the procedure outlined in clause 7 will not apply should Arotech breach the terms of the warrant agreement (Appendix E) in which case the matter will be forwarded to the arbitrator, Adv. Reuven Bachar. Arotech agrees, that in the event of the breach of the option agreement, IES will be paid additional liquidated damages of $100,000 without limiting its actual damages from such breach.

Signed and agreed by:



------------------------------------          ---------------------------------
     Advocate Yehuda Rosenthal                     Advocate Hagit Bleiberg

     For the Defendants                                   For IES